Exhibit 99
[SPRINT LOGO]


Media Contact:
Nicholas Sweers, 913-794-3460
nicholas.sweers@mail.sprint.com

Investor Relations Contact:
Kurt Fawkes, 913-794-1140
kurt.e.fawkes@mail.sprint.com

Sprint Announces Key Strategic Actions

o    Will Record Impairment Charge on Long-Distance Network Assets
o Realign Sales Efforts to Leverage its Unique Portfolio of IP, Wireless and Wireline Products and Services
o    Additional Workforce Reductions

OVERLAND PARK, Kan. - Oct. 15, 2004 - Sprint Corporation (NYSE:FON) today announced it will record in its third quarter financial results a pre-tax non-cash impairment charge reducing the value of its long-distance network assets. The company expects to disclose the amount of the charge when it issues its third quarter financial report on the morning of Oct. 19.

The decision to take the charge comes after an analysis of long-distance business trends and projections that took into account current industry and competitive conditions, recent regulatory rulings, evolving technologies and the company's strategy to expand its position as a leader in telecom solutions.

"The marketplace has changed dramatically, and it is important that we seize the opportunities that our unique portfolio of wireless and wireline assets allows us to offer," said Howard Janzen, president of Sprint Business Solutions (SBS).

"We are accelerating our transformation by increasing our business sales efforts in three growth areas - multi-product bundles, IP and wireless solutions - while reducing sales efforts on stand-alone business services in the highly competitive long-distance industry. This strategy plays to our strengths by advancing our broad portfolio of wireline and wireless capabilities, which is unmatched by any of our competitors," Janzen added.

Janzen said Sprint Business Solutions plans to ramp up efforts to:
o Increase customer migration to wireless-enabled and IP-driven solutions using Sprint's full suite of telecom services capabilities
o Drive its leadership position in the development and delivery of customer solutions requiring transparent wireless and wireline connectivity
o Align employee resources and capital investments with the opportunities for growth and profitability

As a result, Sprint expects to reduce its workforce by up to 700 in SBS, primarily in sales and support areas. The reduction will be achieved through attrition, voluntary separations and layoffs. All impacted employees will be eligible for severance benefits, including an extension of pay and benefits and professional outplacement assistance.

Financial guidance
Sprint expects to report third quarter Adjusted EPS, which excludes network impairment, restructuring and certain other one-time items, that is in excess of the current mean analyst estimate of 21 cents per share.

*Financial Measures
Sprint provides readers financial measures generated using generally accepted accounting principles (GAAP) and using adjustments to GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures. The financial measures used in this release include the following:

Adjusted earnings per share is defined as diluted earnings (loss) per share from continuing operations plus special items. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:
This news release includes "forward-looking statements" within the meaning of the securities laws. The statements in this news release regarding the business outlook and expected performance, as well as other statements that are not historical facts, are forward-looking statements. The words "estimate,"
"project," "forecast," "intend," "expect," "believe," "target," "providing guidance" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer growth and retention, pricing, operating costs, the timing of various events and the economic environment.

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:
o the effects of vigorous competition and the overall demand for Sprint's service offerings in the markets in which Sprint operates;
o the costs and business risks associated with providing new services and entering new markets;
o adverse change in the ratings afforded our debt securities by ratings agencies;
o    the ability of Wireless to continue to grow and improve profitability;
o    the ability of Local and Long distance to maintain cash flow generation;
o the effects of mergers and consolidations in the telecommunications industry and unexpected announcements or developments from others in the telecommunications industry;
o the uncertainties related to bankruptcies affecting the telecommunications industry;
o the impact of financial difficulties of third-party affiliates on Wireless network coverage;
o the uncertainties related to Sprint's investments in networks, systems and other businesses;
o the uncertainties related to the implementation of Sprint's business strategies, including our initiative to realign services to enhance the focus on business and consumer customers;
o the impact of new, emerging and competing technologies on Sprint's business;
o    unexpected results of litigation filed against Sprint;
o the risk of equipment failure, natural disasters, terrorist acts, or other breaches of network or information technology security;
o the possibility of one or more of the markets in which Sprint competes being impacted by changes in political or other factors such as monetary policy, legal and regulatory changes or other external factors over which Sprint has no control; and
o other risks referenced from time to time in Sprint's filings with the Securities and Exchange Commission (SEC).
Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release or unforeseen events. Unless specifically discussed in this release, no forward-looking statements made by Sprint before the date of this release should be deemed to be reiterated, confirmed or updated by any statement in this release. Sprint provides a detailed discussion of risk factors in various SEC filings, including its 2003 Form 10-K, and you are encouraged to review these filings.

About Sprint
Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With more than $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.